EXHIBIT 99.2

                   AMENDED AND RESTATED JOINT FILING AGREEMENT

         Pursuant to Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, the undersigned hereby agree that only one statement containing the information required by Schedule 13D (or any amendment thereof) need be filed on their behalf with respect to the beneficial ownership of any equity securities of Hospitality Properties Trust, a Maryland real estate investment trust ("HPT"), or any subsequent acquisitions or dispositions of equity securities of HPT by the undersigned. This Agreement amends and restates a predecessor agreement dated August 21, 2001.

November 12, 2003                   HRPT PROPERTIES TRUST

                                    By: /s/ John C. Popeo
                                        John C. Popeo
                                        Treasurer, Chief Financial Officer
                                          and Secretary


                                    REIT MANAGEMENT & RESEARCH LLC


                                    By: /s/ John C. Popeo
                                        John C. Popeo
                                        Vice President and Treasurer


                                    REIT MANAGEMENT & RESEARCH TRUST


                                    By: /s/ John C. Popeo
                                        John C. Popeo
                                        Vice President and Treasurer